                                                                  EXHIBIT 10.54

                             CONFIDENTIAL TREATMENT

               EXHIBIT E TO THE CLINICAL SERVICES MASTER AGREEMENT BETWEEN CUBIST PHARMACEUTICALS, INC. AND OMNICARE CLINICAL RESEARCH. INC. (F/K/A IBAH, INC.), DATED DECEMBER 1, 1999.

     THIS EXHIBIT E is entered into this 17TH day of OCTOBER, 2000, by and between Cubist Pharmaceuticals, Inc. (hereinafter "Cubist") and Omnicare Clinical Research, Inc. (F/K/A IBAH, Inc.) (hereinafter "Omnicare Clinical Research").

     WHEREAS, Cubist and Omnicare Clinical Research entered into a Clinical Services Master Agreement, dated December 1, 1999 (hereinafter the "Master Agreement"), wherein Omnicare Clinical Research agreed to provide clinical services and;

     WHEREAS, Cubist and Omnicare Clinical Research agree that Omnicare Clinical Research shall provide the services set forth in this Exhibit E, subject to the terms and conditions set forth in the Master Agreement;

     NOW, THEREFORE, for good and valuable consideration, AND INTENDING TO BE LEGALLY BOUND, Cubist and Omnicare Clinical Research agree as follows:

I.   PROJECT PLAN

Based on the Project specifications, Omnicare Clinical Research has provided a description of services to be performed for Cubist's Phase III study of Cidecin(TM) (daptomycin) in the treatment of moderate to severe community-acquired acute bacterial pneumonia due to S. PNEUMONIAE, Protocol Number DAP-00-05 (hereinafter "the Project") and associated costs. Changes made in the Project scope, at any time during the Project, will result in a corresponding adjustment to the Project costs.

A.  PROJECT STATUS TABLE

           [     ]*


*Confidential treatment requested: Material has been omitted and filed with the Commission.

II. PROJECT ROLES AND RESPONSIBILITIES

- ---------------------------------------------------------------------------------------------------------------
                                 TASK                                               CUBIST            OMNICARE
                                                                                                      CLINICAL
                                                                                                      RESEARCH
- ---------------------------------------------------------------------------------------------------------------
A.  STUDY MANAGEMENT
- ---------------------------------------------------------------------------------------------------------------
 1. Facilitate Project Management                                                                        X
    o Global Program Director - [ ]* days total
    o International Project Manager (EU) - average [ ]* days total
    o Clinical Trial Managers (North America) - [ ]* days total
    o Count Trial Managers (EU) - [ ]* days total
- ---------------------------------------------------------------------------------------------------------------
 2. Coordinate and conduct team meetings                                               X                 X
    o Omnicare Clinical Research anticipates [  ]* face-to-face meetings will occur during the course of this Project
    o Fee assumes [   ]* meetings to occur at Omnicare Clinical Research
      and at Cubist
- ----------------------------------------------------------------------------------------------------------------
 3. Standard Operating Procedures (SOPs)                                                                 X
- ----------------------------------------------------------------------------------------------------------------
 4. Performance tracking submitted to Cubist in a written report                                         X
- ---------------------------------------------------------------------------------------------------------------
 5. Monitor Project payment schedule                                                   X                 X
- ---------------------------------------------------------------------------------------------------------------
 6. Project problem solving                                                            X                 X
- ---------------------------------------------------------------------------------------------------------------
 7. Clerical and administrative support                                                                  X
    o North America - [       ]* days total
    o EU- [           ]* days total
- ---------------------------------------------------------------------------------------------------------------
B.  CLINICAL TRIAL INITIATION
- ---------------------------------------------------------------------------------------------------------------
  1. Drug development and study design                                                 X
- ---------------------------------------------------------------------------------------------------------------
  2. Protocol Development                                                                                X
     o Fee includes [   ]* major [     ]* and [    ]* minor [     ]* revision
- ---------------------------------------------------------------------------------------------------------------
  3. Patient plan                                                                      X
     o [    ]* patients enrolled in North America
     o [    ]* patients enrolled in International
     o [    ]* patients total
- ---------------------------------------------------------------------------------------------------------------
  4. Site plan                                                                                           X
     o North America: [   ]* sites
     o International: [   ]* sites
        Countries include: Australia, Benelux/Netherlands, Croatia,
        Czech Republic, Finland, France, Germany, Greece, Hungary, Iceland,
        New Zealand, Norway, Russia, Slovak Republic, Spain, Sweden,
        Switzerland, UK
- ---------------------------------------------------------------------------------------------------------------
  5. CRF design                                                                                          X
     o [   ]* estimated pages per patient, plus [    ]* ancillary pages
- ---------------------------------------------------------------------------------------------------------------
  6. CRF logistics (print, bind, and distribute)                                                         X
     o Material, printing and assembly expenses will be passed through at cost


*Confidential treatment requested: Material has been omitted and filed with the Commission.


- ---------------------------------------------------------------------------------------------------------------
  7. Investigator identification, recruitment and qualification                                     X
     o [ ]* sites will be identified to obtain [ ]* qualified
       North American sites
     o [ ]* sites will be identified to obtain [ ]* qualified EU sites
- ---------------------------------------------------------------------------------------------------------------
  8. Investigator regulatory document management                                                    X
     o Protocol Amendments and IRB submissions billed per site o Informed
       Consent Forms development
- ---------------------------------------------------------------------------------------------------------------
  9. Certification of Investigator Financial Disclosure                                             X
- ---------------------------------------------------------------------------------------------------------------
 10. Investigator agreement negotiation                                                             X
- ---------------------------------------------------------------------------------------------------------------
 11. Coordination of investigators' meetings                                                        X
     o One meeting North America
     o Three meetings International
- ---------------------------------------------------------------------------------------------------------------
 12. Project team training                                                             X            X
- ---------------------------------------------------------------------------------------------------------------



*Confidential treatment requested: Material has been omitted and filed with the Commission.

- ---------------------------------------------------------------------------------------------------------------
                                 TASK                                               CUBIST            OMNICARE
                                                                                                      CLINICAL
                                                                                                      RESEARCH
- ---------------------------------------------------------------------------------------------------------------
B. CLINICAL TRIAL INITIATION CONT.
- ---------------------------------------------------------------------------------------------------------------
 13. IVRS System for Randomization                                                                       X
     o Fee is based on the following assumptions
     - French, Spanish, Russian, Slovak, Czech, Hungarian, German, Finnish,
       Croatian, Flemish, Swedish, Greek, and English
     - Patients are randomized to one of two treatment arms
     - Detailed specifications can take one to four weeks to develop and approve, based on sponsor availability
     - Validated IVRS delivered [ ]* weeks after receiving Cubist's written approval of detailed specifications
     - Cubist-requested changes to the approved specifications will result in delivery delays
     - Omnicare Clinical Research will provide training and documentation for the investigators' meetings with related travel costs passed through to Cubist
     - Omnicare Clinical Research Help Desk support provided 24 hours a day,
       7 days a week, once the system is delivered; Help Desk support is
       Multilingual via AT&T's Language Line(R)

     o Functionality includes: 2 treatment groups, 1 randomization call per patient, editing of all non-stratification-related patient data, system- and role-based security via protocol code and caller identification with passwords, comprehensive standard system fax-back reporting on demand
     o If randomization is required prior to system completion and validation,
       Cubist will a for a manual randomization service at an additional price
- ---------------------------------------------------------------------------------------------------------------
C. CLINICAL TRIAL MANAGEMENT
- ---------------------------------------------------------------------------------------------------------------
 1. Clinical, monitoring                                                                                 X
    o Onmicare Clinical Research estimates [ ]* North America qualification
      visits and [ ]* International one-day qualification visits ([   ]*
      visits total)
    o Omnicare Clinical Research estimates performance of [  ]* North
      America and [ ]* International initiation visits ([   ]* visits total)
    o Omnicare Clinical Research estimates performance of [  ]* North America and [ ]* International interim visits ([ ]* visits total)
    o Omnicare Clinical Research estimates [ ]* North America and [ ]*
      International close-out visits ([ ]* visits total)
- ---------------------------------------------------------------------------------------------------------------
 2. Clinical grant payment administration                                                                X
    o [  ]* payments per site in North America
    o [  ]* payments per site in International
- ---------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.

- ---------------------------------------------------------------------------------------------------------------
                                 TASK                                               CUBIST            OMNICARE
                                                                                                      CLINICAL
                                                                                                      RESEARCH
- ---------------------------------------------------------------------------------------------------------------
 3. CRF tracking, filing and archiving                                                                   X
    o [  ]* pages - North America; [  ]* pages - International; [ ]*
      pages - received from CROs designated by Cubist*
    o [     ]* pages total
    * Omnicare Clinical Research shall not be responsible for any delays or interruption in performance of the services due, in any way, to the provision of data or other information to be supplied by such other
      CRO designated by Cubist.
- ---------------------------------------------------------------------------------------------------------------
 4. Medical monitoring                                                                                   X
    o [       ]* months in North America
    o [       ]* months in International
    o 24 hour coverage North America/International
- ---------------------------------------------------------------------------------------------------------------
 5. Safety review of CRFs                                                                                X
    o Based on [   ]* cases reviewed
- ---------------------------------------------------------------------------------------------------------------


*Confidential treatment requested: Material has been omitted and filed with the Commission.

- ---------------------------------------------------------------------------------------------------------------
                                 TASK                                               CUBIST            OMNICARE
                                                                                                      CLINICAL
                                                                                                      RESEARCH
- ---------------------------------------------------------------------------------------------------------------
 6. SAE Reporting with Initial Descriptive Summaries v o [ ]* total ([ ]*                                X
    in North America/[ ]* in International) o IND Safety Report
    distribution in countries in which CTX/CTA is held by Omnicare
    Clinical Research o Cubist to be billed for actual SAEs reported

- ---------------------------------------------------------------------------------------------------------------
D. CLINICAL DATA MANAGEMENT
- ---------------------------------------------------------------------------------------------------------------
 1. Project database creation and data entry.  Fee based on:                                             X
    o [    ]* CRF pages from North America
    o [    ]* CRF pages from International
    o [    ]* CRF pages received from other CROs designated by Cubist
    o [    ]* total CRF pages
    * Omnicare Clinical Research shall not be responsible for any delays or interruption in performance of the services due, in any way, to the provision of data or other information to be supplied by such other CRO designated by Cubist
- ---------------------------------------------------------------------------------------------------------------
 2. Case report from review and query resolution.  Fee based on:                                         X
    o [     ]* CRF pages from North America
    o [     ]* CRF pages from International
    o [     ]* CRF pages received from other CROs designated by Cubist
    o [     ]* total CRF pages
    * Omnicare Clinical Research shall not be responsible for any delays or interruption in performance of the services due, in any way, to the provision of data or other information to be supplied by such other CRO designated by Cubist
- ---------------------------------------------------------------------------------------------------------------
 3. Dictionary processing of CRFs                                                                        X
    o MedDRA for adverse events, and concurrent surgical procedures
    o WHO-DRUG for medications
- ---------------------------------------------------------------------------------------------------------------
 4. Laboratory data processing (fee assumes previously used central lab)               X                 X
- ---------------------------------------------------------------------------------------------------------------
 5. Reconciliation of Safety/Clinical Databases                                                          X
- ---------------------------------------------------------------------------------------------------------------
 6. Data transfers (standard)                                                                            X
    o 3 interim transfers
- ---------------------------------------------------------------------------------------------------------------
 7. Data security procedures                                                                             X
- ---------------------------------------------------------------------------------------------------------------
 8. DCR Status Reports by site
- ---------------------------------------------------------------------------------------------------------------
E. BIOMETRIC ANALYSIS
- ---------------------------------------------------------------------------------------------------------------
 1. Statistical analysis plan                                                                            X
    o Includes one major one minor revision
- ---------------------------------------------------------------------------------------------------------------
 2. Project data setup and programming of displays                                                       X
    o [    ]* tables, listings, and figures ([  ]* unique and [  ]* repeat)
    o Due to efficiencies, Cubist to be billed for [   ]* unique and [   ]*
      repeat tables, listings, and figures
    o Additional tables, listings, and figures will be billed at the per task cost, as outlined in the budget
- ---------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.

- ---------------------------------------------------------------------------------------------------------------
                                 TASK                                               CUBIST            OMNICARE
                                                                                                      CLINICAL
                                                                                                      RESEARCH
- ---------------------------------------------------------------------------------------------------------------
 3. Quality control procedures for displays                                                              X
- ---------------------------------------------------------------------------------------------------------------
 4. Patient evaluability and outcome assessment                                                          X
- ---------------------------------------------------------------------------------------------------------------
 5. Final statistical analysis                                                                           X
- ---------------------------------------------------------------------------------------------------------------
 6. Statistical support for Item 11 preparation                                                          X
- ---------------------------------------------------------------------------------------------------------------
 7. Final data transfer                                                                                  X
- ---------------------------------------------------------------------------------------------------------------
F. CLINICAL WRITING
- ---------------------------------------------------------------------------------------------------------------
 1. Phase III clinical study report                                                                      X
    o One major (up to [    ]*) and one minor (up to [    ]*) revision and up
      to [   ]* brief patient narratives
    o Fee does not include collation or compilation of appendices
- ---------------------------------------------------------------------------------------------------------------

*Confidential treatment requested: Material has been omitted and filed with the Commission.

III. PROJECT TIMELINE

The parties acknowledge that Omnicare Clinical Research commenced performance of the services on or about [ ]*. The projected timeline for this Project is as follows:

                            [       ]*

                     (REST OF PAGE INTENTIONALLY LEFT BLANK)

*Confidential treatment requested: Material has been omitted and filed with the Commission.

IV. OMNICARE CLINICAL RESEARCH SERVICES

A.  STUDY MANAGEMENT

    1. GLOBAL PROGRAM DIRECTOR/INTERNATIONAL PROJECT MANAGER

Omnicare Clinical Research's Global Program Director will coordinate the services being provided by all of the disciplines within Omnicare Clinical Research and will act as a single point of contact for Cubist until completion of the Project. The International Project Manager, working in conjunction with the Global Program Director, will manage the international segment of the Project.

Key responsibilities of these individuals will include the following:

o Prepare detailed Project timelines and ensure that major milestones are met, copies of all documents will be forwarded to Cubist
o Provide Global Project status updates weekly in written report
o Bi-weekly Internal teleconferences to include the Program Director, Project Director, Project Managers and Clinical Trial Managers, outstanding issues, action plans and follow up items from this teleconference will be forwarded to Cubist in a written format
o Identify and resolve critical Project issues, written reports of issues identified and resolution strategy will be forwarded to Cubist for discussion
o Ensure adequate resource allocation across all functions
o Oversee Project team meetings
o Manage Project financial issues


    2. COUNTRY TRIAL MANAGERS/CLINICAL TRIAL MANAGERS

Omnicare Clinical Research's Country/Clinical Trial Managers will be dedicated to managing the day-to-day clinical trial activity. They will oversee all site and CRA activities within this Project.

Primary responsibilities of these individuals will include the following:

o Develop case report forms and monitoring guidelines
o Oversee regulatory document management from each of the investigational sites
o Review and track CRA activities including scheduling of site visits, site visit reports, monitoring logs, follow-up correspondence, hours worked, routine expense records, and any other pertinent study-related documents
o Maintain routine contact with all CRAs to ensure the consistency of program communication and work performed

*Confidential treatment requested: Material has been omitted and filed with the Commission.

o Provide ongoing quality control of the CRAs performance throughout the Project
o Provide Cubist with written Project status tracking report that provides an overview of information regarding: Site start-up activity, regulatory document collection, enrollment activity, number of SAE's, and number of outstanding queries
o Provide Global Program Director and International Project Manager with periodic status reports including progress of site initiations, status of ongoing site visits, patient enrollment updates, site visit reports, data query rates, and other study related reports

    3. ASSOCIATED MANAGEMENT SUPPORT

Omnicare Clinical Research will dedicate clerical/administrative support to the Project. The clerical/administrative fee will cover costs associated with Omnicare Clinical Research's services, as well as management and administration associated with this Project. All travel expenses, Federal Express and/or overnight courier services, and telephone costs will be passed through at cost to Cubist.

B. CLINICAL TRIAL INITIATION

   1. Protocol Design

Omnicare Clinical Research's Clinical Writing Department will work with a multidisciplinary team composed of Medical and Client Services, Regulatory, Data Management, Clinical Quality Assurance and Biometrics personnel to gather input and expertise in the design of the Project protocol to Cubist's specifications. An Omnicare Clinical Research Statistician will provide the statistical section of the protocol, including a description of the study design, definition of the efficacy and safety endpoints, and proposed methodology for the statistical analysis. Sample size calculations will also be performed, if necessary.

The fee for this protocol includes one major and one minor revision. One major revision of the draft protocol is to be up to [ ]* of requested changes, and a minor revision will consist of up to [ ]* day of requested changes. If additional revisions are requested by Cubist, these revisions will be incorporated based on the following per diem rates:

Director:                  [     ]*
Senior Writer:             [     ]*
Clinical Writer:           [     ]*

*Confidential treatment requested: Material has been omitted and filed with the Commission.

    2. PROJECT TEAM TRAINING

Omnicare Clinical Research will rely on internal and external experts to provide specific therapeutic area training and orientation to the protocol and the CRF prior to study initiation and on an ongoing basis. This training will be designed to ensure that all team members are familiar with the Project requirements and their role within the team. Items discussed at these meetings will include, but will not be limited to:

o Therapeutic area and clinical development background
o Protocol and CRF
o Discussion of therapeutic implications for this study
o Monitoring guidelines

    3. CRF DESIGN AND PRINTING

Omnicare Clinical Research will work in conjunction with Cubist to design a case report form (CRF) for recording pertinent study data. Omnicare Clinical Research's Data Management and Biometrics Departments, and the CTMs will review the CRF and provide input to ensure all relevant data is captured. A review meeting with Cubist will be held to resolve any design questions or other concerns which may arise.

Onmicare Clinical Research will provide Cubist with bids from independent printing vendors. CRFs will be sent for printing on 3-part NCR after all issues are resolved and final approval from Omnicare Clinical Research and Cubist is received. Estimated fees for CRF materials and printing are based on a per case basis. CRFs will be collated into binders with spines and covers, and a protective NCR fold-over will be provided with each CRF binder. Actual materials, printing, assembly, and distribution fees will be passed through to Cubist.

    4. INVESTIGATOR IDENTIFICATION, RECRUITMENT AND QUALIFICATION

Omnicare Clinical Research will collaborate with Cubist to recruit [ ]* North America and [ ]* International investigators capable of conducting the Cubist CAP study. A preliminary telephone interview will be conducted to evaluate a prospective site's interest and potential to meet both patient enrollment and data quality goals for this Project.

After obtaining a signed confidentiality agreement from the prospective investigative sites, Omnicare Clinical Research will issue a survey form, customized to the protocol. Additional Project information will be distributed

*Confidential treatment requested: Material has been omitted and filed with the Commission.

to appropriate investigators who are willing to commit to study participation. The outcome of all evaluations, with a final list of proposed investigators, will be forwarded to Cubist for approval prior to final recruitment.

If it is necessary to assess the site's ability to achieve study enrollment and data quality goals then a comprehensive pre-study evaluation visit will be scheduled with the selected investigator. Once identified as a qualified study site, an investigator regulatory document package will be sent. All pre-study visit reports will be forwarded to Cubist for review. Cubist will have final approval on all Investigator sites that are proposed to participate in the Project.

    5. INVESTIGATOR REGULATORY DOCUMENT MANAGEMENT

In coordination with Cubist, Omnicare Clinical Research will develop a template of an informed consent form for the Project, ensuring compliance with all local, state, and federal and international regulatory requirements. Regulatory document packages, with letters of instruction, will be mailed to qualified investigative sites. A dedicated tracking process for regulatory document collection will be utilized. Document collection will cover all criteria required under the principles of Good Clinical Practices (GCP) and International Committee for Harmonization (ICH) guidelines, as well as Omnicare Clinical Research Standard Operating Procedures (SOPs). In addition, Omnicare Clinical Research will collect certification/disclosure information from all investigators and provide this information to Cubist on an ongoing basis.

Omnicare Clinical Research will track the retrieval of documents on an ongoing basis and provide written updates to Cubist as requested. Omnicare Clinical Research will prepare copies of all appropriate documents, assemble documents and issue an investigator regulatory binder to all sites, including but not limited to:

    o Investigator's Brochure
    o Final Protocol and Sample Copy of the CRF
    o Institutional Review Board (ERB) Approvals of Protocol and Informed Consent Form(s)
    o Laboratory Certification and Normal Ranges
    o Completed FDA Form 1572
    o Investigator Curriculum Vitae
    o Financial Disclosure Certification and/or completed Financial Disclosure Form

*Confidential treatment requested: Material has been omitted and filed with the Commission.

The binders will be maintained at the sites and reviewed for appropriate updates by CRAs responsible for site management over the course of the study. Certification of Investigator Financial Disclosure will be collected and maintained as agreed upon by Omnicare Clinical Research and Cubist. The fee for regulatory document collection, processing, and tracking is based upon the number of sites required for the study. File maintenance and updating will be billed at the rate of [ ]* per site per year after year one. Protocol amendments which require informed consent revisions and/or IRB re-submission will be billed at an additional processing fee of [ ]* for each site.

         6.       INVESTIGATOR REGULATORY DOCUMENT COLLECTION

STUDY MASTER FILES

In accordance with GCP, Omnicare Clinical Research's staff will:

o Develop Study Master File according to Omnicare Clinical Research SOPS under the supervision of the International Project Manager and the Global Project Director.
o Obtain all relevant critical documents for the Project; design an appropriate Critical Document Receipt List as a supporting instrument for the CRAs; review all incoming investigators' documents; approve/reject these documents according to GCP and internal guidelines
o Maintain files, i.e. proper filing of all incoming papers (investigator documents, site visit reports); audit files to assure the completeness of the documents and to identify missing documents
o Ship investigator documents to Cubist as requested
o Arrange for archiving of the Study Master File at the end of the Project

PRE-STUDY APPROVALS

Omnicare Clinical Research's Regulatory staff will prepare the necessary pre-study filings with local regulatory authorities for permission to proceed with the clinical trial, as well as follow-up with these local authorities to expedite the review and approval process.

Omnicare Clinical Research's Regulatory staff will prepare the dossier (document compilation and submission) and necessary study updates.

Fees are based on Omnicare Clinical Research's staff time to prepare the dossier(s) and interact with the regulatory agencies and IRBs. Omnicare Clinical Research will also be responsible for translation of documents into the different local languages. In addition, any direct charges (dossier filing fees, travel to meetings at agencies, etc.) will be passed through to Cubist at cost.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

    7. INVESTIGATOR AGREEMENT NEGOTIATION

Omnicare Clinical Research will be responsible for the following activities related to negotiating the clinical site contracts:

   o Create an investigator agreement and patient budget
   o Negotiate investigator agreements that satisfy Cubist requirements Handle investigator agreements, approval by Cubist and signature by investigators
   o Incorporate changes and secure re-approval by Cubist
     Communicate with Omnicare Clinical Research's Grants Administration Department when necessary Handle investigator agreement amendments and/or addenda Collect excess grants from sites at study end

Protocol and study amendments which require investigator agreement revisions, amendments and/or re-negotiation will be billed at an additional processing fee of [ ]* for each site.

    8. COORDINATORS' AND INVESTIGATORS' MEETING COORDINATION AND ATTENDANCE

A Meeting Coordinator will be assigned by Omnicare Clinical Research to manage all logistics of the North America and International meetings and will schedule necessary travel and hotel arrangements. Specific responsibilities will include the following:

   o Identify appropriate locations for the meetings
   o Define meeting requirements and outline a meeting agenda
   o Negotiate, organize, and make all hotel arrangements
   o Secure discounted travel arrangements and issue tickets to investigators and study coordinators
   o Prepare necessary meeting materials (e.g., annotated CRFs, presentation materials, etc.)
   o Coordinate presentations
   o Manage administrative aspects associated with the meeting

 Omnicare Clinical Research's Project Management and Clinical Trial Management staff will be available to conduct or participate in the meetings and will arrive at the location prior to each meeting to assist attendees with any last minute details that may arise.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

    9. INTERACTIVE VOICE RESPONSE SYSTEM (IVRS)

Omnicare Clinical Research, through its designated agent or such other party as may be agreed upon by the parties, will design, develop, validate, and maintain a telephone-based computerized central response system. The IVRS System will be available 24 hours a day, seven days a week and will be accessible by a touch tone telephone-based central computerized system. All randomization activities related to 1VRS will entail input and review by an Omnicare Clinical Research Statistician for methodology and execution. Costs for these services are included. All systems undergo a separate validation process, and full user/sponsor documentation will be produced.

The IVRS developed for Cubist will include patient randomization to determine the treatment type to be given to the patient. A 24-hour Help Line (Multilingual) that is staffed by an IVRS Specialist trained in working with site staff for all IVRS systems will be established. Omnicare Clinical Research will provide documented procedures for the ongoing operation of the system, and will train qualified staff accordingly to perform ongoing system maintenance and help desk service.

C.  CLINICAL TRIAL MANAGEMENT

    1. CLINICAL MONITORING

Omnicare Clinical Research will assign a global team of experienced CRAs to perform pre-study qualification, initiation, interim and closeout site visits. Omnicare Clinical Research will provide CV's to Cubist for all CRA's and Cubist will have final approval on the CRA's assigned to the project. Deployment of CRAs, in terms of number and frequency of visits, will be managed based on Cubist input, geographic location and site-specific enrollment data.

Omnicare Clinical Research's site management and monitoring procedures will be performed in accordance with GCP to ensure each investigative site's compliance with regulations and protocol requirements and to enhance expeditious enrollment of appropriate patients into the clinical study. Regulatory documents will be reviewed by the CRA on an ongoing basis during the study conduct phase, including verification of signed informed consent forms and investigator IRB notifications.

Once all regulatory documents and approvals are received, a site initiation visit will be scheduled. During this visit, the CRA will review the study goals and protocol (with particular attention to inclusion/exclusion criteria,

*Confidential treatment requested: Material has been omitted and filed with the Commission.

enrollment plan/goal, adverse events, primary efficacy variables and GCP compliance). In addition, CRF completion and clinical supply dispensation/ accountability will be performed with the investigator and his/her staff.

The Clinical Monitoring Plan will provide Project specific guidance for source data verification requirements at the Project level, monitoring report expectations and site management expectations. This document will be prepared by the Clinical Trial Manager and will be signed off by Cubist.

Drug accountability will be performed at each visit, as well as reconciliation and removal of clinical supplies at study closeout per Cubist's requirements. In general, the CRAs' efforts will be focused on source document verification and expedient data retrieval.

    2. CLINICAL GRANTS ADMINISTRATION

As a follow-up to the Investigator Agreement negotiation process, Omnicare Clinical Research will administer the clinical grant payments to the site. Included in their responsibilities are the following:

  o Process financial records for all of the patients in the study
  o Issue initial and interim payments for each investigator
  o Reconcile all payments to each of the investigators prior to the final payments
  o Track account administration with Omnicare Clinical Research's finance group
  o Maintain W9 forms and all relevant and related government reports
    (North America only)

Investigator grants, within parameters defined by Cubist, will be passed through at cost to Cubist. A grant administration fee will be applied, based on the number of sites and payments to be managed throughout the duration of the study.

    3. CRF TRACKING, FILING AND ARCHIVING

Completed CRFs received from investigative sites, ancillary CRF pages, adverse event documentation, and patient-specific correspondence for each study will be logged in and tracked at Omnicare Clinical Research. Of these items, CRFs and answered data queries will be entered page-by-page into a computerized tracking system. Fees reflect logging, copying, filing, and ongoing CRF tracking time. A final, complete page listing and original CRFs will be provided to Cubist upon Project completion. Cubist will be billed for the actual number of pages logged/tracked.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

    4. MEDICAL MONITORING

Omnicare Clinical Research's North America and International Medical Monitors will oversee the medical aspects of Cubist's clinical program. In addition to acting as medical advisors to the Project Team, the Medical Monitors will be responsible for the following:

  o Project planning
  o Review of clinical documentation (protocol, CRF, sample informed consent form)
  o Project-specific medical training
  o Evaluate patient eligibility (in conjunction with the Medical Director of Cubist)
  o Resource for Investigator to discuss patient specific issues
  o Participate in team meetings
  o Review study reports, regulatory submissions and study manuscripts

The Medical Monitor will also be available via beeper during non-business hours to address medical issues for the Project.

    5. SAFETY REVIEW OF CRFS

Prior to data entry, a North America and International Safety Officer will review all pages of each case, ancillary laboratory pages and all data clarification requests. Cubist will be notified immediately of serious adverse events (SAEs) that have not been previously reported by the sites. Notification will occur by telephone, as well as by forwarding to Cubist an SAE form. The SAE form will include details of the SAE obtained from the investigative site and will be sent via facsimile to the designated recipient at Cubist. As follow-up information is obtained by Omnicare Clinical Research, the SAE form will be updated and forwarded to Cubist.

    6. SAE REPORTING WITH INITIAL DESCRIPTIVE PATIENT SUMMARIES

Within one Omnicare Clinical Research business day of receipt, Omnicare Clinical Research will forward to Cubist all SAE information received from site personnel or Omnicare Clinical Research CRAB. Notification to Cubist will occur via telephone, as well as by forwarding a comprehensive SAE form via facsimile. Cubist will be responsible for reporting SAES to the FDA. Omnicare Clinical Research's International staff will report SAES to non-U.S. agencies.

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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The fee for SAE reporting includes costs for Omnicare Clinical Research to provide all follow-up information and to update SAE forms as necessary.

Omnicare Clinical Research will provide initial descriptive patient summaries for all identified serious adverse events. The descriptive narratives will be written from information provided by the investigator on the SAE report forwarded to Omnicare Clinical Research at the time of the event. If significant follow-up information becomes available, the narrative will be updated accordingly.

Omnicare Clinical Research will review the Project SAE tracking report against the overall program SAE tracking report on a monthly basis. This review will be performed by the Medical Monitor.

At the time of receipt of the CRF in-house, SAE reports will be reconciled with the CRF. Cubist will be billed for the actual number of SAE reports.

    7. SAFETY PHONE COVER (INTERNATIONAL)

During business hours, Omnicare Clinical Research has a direct number to Omnicare Clinical Research's Safety Surveillance Department for receipt of SAE information. During evening hours, weekends and holidays, a designated member of the Safety Surveillance Department is on call via beeper. All return calls to the sites will be made immediately to obtain the necessary SAE information and to determine the necessity of an SAE report.

D. CLINICAL DATA MANAGEMENT

    1. DATA MANAGEMENT PLAN

Omnicare Clinical Research's Clinical Data Manager will develop a Global Data Management Plan, the specific contents of which will be mutually agreed upon by the parties. The parties currently anticipate that the Global Data Management Plan will include the information set forth in Attachment 1, attached hereto and incorporated herein by reference. This plan will include the entry and review guidelines, automated edit checks of the data, dictionary coding procedures, reporting requirements, and central laboratory loading procedures. Any other data management tasks requested for this Project will also be outlined in this plan. This plan will be submitted to Cubist for review and approval.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

    2. PROJECT DATABASE CREATION

Data screens will be developed by Omnicare Clinical Research's programming group on an Open VMS System (Alpha 4100) using Domain/CLINTRIAL(R) software. Omnicare Clinics Research's Programmers will develop data-entry screens (i.e., CRF data module designs) that mimic the flow of the CRF, thereby improving the ease and integrity of the data-entry process.

    3. DATA ENTRY, CASE REPORT FORM REVIEW AND QUERY RESOLUTION

Omnicare Clinical Research's data-entry specialists will enter all CRF data utilizing a double entry method. On-line edit checks will be included to provide additional controls again; categorically incorrect data. The dual data-entry strategy will utilize numeric and/or text fields that are entered by one member of the data-entry staff and re-entered on-line by a second member of the staff. Cubist will be billed for the actual number of pages entered.

Omnicare Clinical Research will generate protocol-specific guidelines that are reviewed and approved by Cubist. Using these guidelines, Omnicare Clinical Research will conduct a detailed quality control (QC) review of the entire CRF through a combination of manual review and electronic edit checks that will identify conflicting, unclear or incomplete data. Omnicare Clinical Research's Clinical Data Analysts (CDAs) will perform this review. Omnicare Clinical Research's CQA will oversee these activities and may, in its discretion, perform audits to ensure quality as part of this data service deliverable. If data are unclear, conflicting or incomplete, then queries will be generated and transmitted to the investigative site and Omnicare Clinical Research's Client Services Department. All queries (issued and resolved) will be logged into the Omnicare Clinical Research tracking system. Omnicare Clinical Research's query database will be maintained throughout the Project and will provide Cubist with DCR reports by site on a weekly basis. Cubist will be billed for the actual number of pages reviewed.

In addition, each case will be printed as a data listing with 100% verification of critical data fields and text fields against the hard-copy CRF. Also, [ ]*% of the patients will be verified for 100% of the data fields prior to the closing of the database. Standard and protocol-specific edit checks will be created and results of the edit checks will be reviewed by the CDA during the review process and prior to database closure for the generation of queries. All verification will be documented.

    4. DICTIONARY PROCESSING

Omnicare Clinical Research will use MedDRA for coding adverse events, concurrent surgical procedures and WHO-DRUG for coding medications. A

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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Cubist-modified dictionary can be accommodated at an additional fee to cover loading and validation of Cubist's dictionaries, as well as development of a mapping code. Upon the mutual agreement of the parties, ICD-9 for presenting conditions and diagnoses will be provided at an additional fee.

Omnicare Clinical Research will use standard coding conventions for the mapping procedure unless otherwise instructed at the Project start. An additional cost will be incurred by Cubist for changes to coding conventions after Project start. An automated process will be used to map literal text to the corresponding term in the dictionary. Unmapped terms will be researched, coded, and reviewed by a dedicated team. Dictionary reports will be inclusive of automated and manually coded terms and will be reviewed by Omnicare Clinical Research's Medical Monitors prior to database closure.

    5. CENTRAL LABORATORY DATA TRANSFER AND VERIFICATION

Omnicare Clinical Research will develop the programs needed for conversion and integration of central laboratory data. Central lab data sets will be loaded into the clinical database. Accession numbers from the laboratory hard copy received with the case will be entered into the database. Verification will compare the header data received electronically against the case data including the patient number, lab date, date of birth, gender, patient initials, and lab accession numbers. Discrepancies will be communicated to the central lab and/or Cubist. Full lab panel validation will be performed on [ ]*% of the patients to verify accuracy of the load. Omnicare Clinical Research assumes that all laboratory results will be forwarded with the appropriate normal range and flag attached at the record level.

    6. RECONCILIATION OF THE SAFETY AND CLINICAL DATABASES

Omnicare Clinical Research will maintain a safety database for Cubist. The safety database will be reconciled with Omnicare Clinical Research's clinical database for the Project prior to database closure. Discrepancies will be queried to the Safety Surveillance Department and to the investigator sites as needed.

    7. INTERIM DATA TRANSFERS

Omnicare Clinical Research will transfer the Project database to Cubist in standard SAS data sets using Omnicare Clinical Research standard naming conventions and format at three (3) predetermined time points during the study as specified in the Data Management Plan.

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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    8. SECURITY PROCEDURES

All files, including data and programming, will be backed-up daily and a complete tape will be sent to secure storage off-site on a weekly basis for disaster recovery. All personnel maintain their own log-on IDs and all passwords are changed monthly. Only authorized personnel have access to databases, which have additional unique access codes. Data access codes are changed upon database review and closure to allow only authorized personnel access to the database.

As part of routine documentation, a controlled procedure will be used to archive two sets of tapes containing all pertinent system files employed in the Project, (i.e., Domain/CLINTRIAL(R) software, data sets, screen modules, SAS programming, and listing files).

    9. MACHINE PROCESSING AND STORAGE

Omnicare Clinical Research's Database Administrator will maintain the integrity of Cubist's clinical database for the duration of the Project estimated at [ ]* months.

E. BIOMETRICS ANALYSIS AND TABLE GENERATION

    1. STATISTICAL ANALYSIS PLAN/DESIGN OF TABLE SHELLS

A Statistical Analysis Plan, including operational definition of endpoints to be analyzed, definition of patient subsets (evaluable and intent-to-treat), visit windows, rules for data handling, and a detailed description of statistical methodology will be prepared for the study. The statistical plan will include a set of formatted shells for all data displays (data listings, summary tables and graphics) planned for the study, which will be prepared with input from the Clinical Writing Department. If formatted data displays are not required, a detailed table of contents of SAS generated data displays will be included. This analysis plan will be submitted to Cubist for review and approval sixty days prior to closing the database for analysis.

    2. PROJECT DATA SETUP AND PROGRAMMING OF DATA DISPLAYS

Prior to programming actual data displays (data listings, summary tables and graphics), Omnicare Clinical Research will develop data display headers and create the status data set and efficacy data set, if needed, which will be used for the data analysis. After approval of the prototype data display formats by Cubist and the Omnicare Clinical Research Project Team, Omnicare Clinical Research's programming staff will develop the programs required to generate each data display. Programming will be performed using SAS system

*Confidential treatment requested: Material has been omitted and filed with the Commission.

software, and will incorporate procedure output and customized report writing features. Any changes to data display formats after approval and programming initiation could result in additional charges.

    3. QUALITY CONTROL PROCEDURES FOR DATA DISPLAYS

Omnicare Clinical Research's Biometrics staff will use a combination of independent programming, hand tabulations from supporting listings, and programming verification to ensure the accuracy and completeness of tables, listings, and statistical results. All report data displays will be verified for accuracy and internal consistency among data displays. A quality control binder, including the quality control strategy for each data display and audit trail, will be included in the Project file.

    4. PATIENT EVALUABILITY AND OUTCOME ASSESSMENT

Patient evaluability, outcome assessment criteria and relevant algorithms will be developed for the Project by Omnicare Clinical Research and presented to Cubist for review and approval. These algorithms will be programmed using SAS to identify evaluable patients and outcome assessments. Omnicare Clinical Research's Biostatisticians will verify the accuracy of the output with independent programming and review of individual patient data. Final decisions regarding patient evaluability and outcome assessment will require approval by Cubist; these are performed once for each patient.

Data listings for each patient's evaluability status and outcome assessment will be prepared and submitted to Cubist for classification prior to breaking the blind. Data classification meetings may be held either in person or via teleconference.

    5. STATISTICAL ANALYSIS

Statistical analysis, in accordance with the approved Statistical Analysis Plan, will be performed by Omnicare Clinical Research staff biostatisticians. The analysis includes verification of assumptions needed for statistical inference, determination of investigator-by-treatment interaction, and examination of outlying data points.

Statistical findings which may not be appropriate for the body of a clinical report (e.g., tests for interaction, data distribution issues, etc.), deviations from the planned analyses, and additional exploratory analyses will be included in a statistical appendix to the clinical report. Fees include one major revision and one minor revision.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

The Project statistician will also review the clinical report to ensure appropriate representation of statistical methodology and inference.

    6. DATA LISTING AUDIT

A percentage of quality-controlled data listings may, at Omnicare Clinical Research's option and discretion, be chosen for an audit. From this, a percentage of patients will be chosen within each selected listing for audit. The data listing information will be verified against the selected patients' cases. The audit will take place once the listings are determined to be final by Omnicare Clinical Research's Biometrics Department. Omnicare Clinical Research's CQA Department will oversee these activities to ensure quality as part of this service deliverable.

    7. SUMMARY TABLES AUDIT

Following the generation of tables and listings by Omnicare Clinical Research's Biometrics staff, Omnicare Clinical Research may, at its discretion, review a proportion of the summary tables, focusing on critical data elements, against the supporting data listings to independently verify the accuracy of the data and consistency of format. Omnicare Clinical Research's CQA Department will oversee these activities to ensure quality as part of this service deliverable.

     8. ITEM 11 PREPARATION FOR FDA

A MAP detailing the origin of each table or data display expressed in terms of both data sets and programs will be included in the transfer, so that each table or display can be traced to the SAS program and SAS data sets from which it was produced. A written definition for computed variables, which may appear in Omnicare Clinical Research-created analytical files or summary files, will be included in the transfer. An annotated CRF, which maps to the SAS data sets on a variable by variable level, will be included in the transfer.

    9. DATA TRANSFER

At the conclusion of the study, Omnicare Clinical Research will transfer the Project database to Cubist in standard Omnicare Clinical Research SAS data sets using Omnicare Clinical Research standard naming conventions and format. All variables within these data sets, as well as variables in analytical or summary data sets, will be clearly labeled, so that SAS CONTENTS will carry clear labels enabling variables to be traced back to CRFs. Omnicare Clinical Research will include any and all FORMAT LIBRARIES, SAS

*Confidential treatment requested: Material has been omitted and filed with the Commission.

MACROS, or MACRO CATALOGS (if applicable) which were used in the analyses. All SAS programs, which generate data displays, listings, tables, graphics, and statistical analyses, will be included in the transfer. Upon the mutual agreement of the parties, customized data transfers, or interim database closes and transfers, will be accommodated on request at an additional fee.

F. CLINICAL WRITING

    1. PHASE III CLINICAL STUDY REPORT

An integrated clinical and statistical summary will be prepared in accordance with ICH guidelines. A draft clinical report will be generated within three (3) weeks after receipt of final summary tables and patient listings.

All clinical documents will receive two levels of quality control reviews before they are released. There will be a QC review by the clinical writer for accuracy and consistency,, and a review by the writing manager for accuracy, client format consistency, and appropriate regulatory and clinical perspective.

The fee for this report includes one major and one minor revision and up to [ ]* brief patient narratives. One major revision of the draft report is to be up to [ ]* of requested changes, and a minor revision will consist of up to [ ]* of requested changes. The fee for this report does not include collation or assembly of the report appendices.

Writing fee estimates are based on receipt of final data. If database changes occur which require a substantial amount of time [ ]* for rework or repeat quality control, additional fees will be agreed upon with Cubist before proceeding with the reports.

Attendance at Cubist requested meetings (on-site teleconferences/video conferences or client review/planning meetings at Cubist/Omnicare Clinical Research) will be billed to Cubist according to the following per diem rates:

Director:                   [      ]*
Senior Writer:              [      ]*
Clinical Writer:            [      ]*

    2. CLINICAL AUDIT

Omnicare Clinical Research may, at its option and discretion, perform an audit of the clinical study report. The clinical study report audit will examine the consistency between text and figures quoted in the version of the report

*Confidential treatment requested: Material has been omitted and filed with the Commission.

agreed upon with Cubist, with those appearing in the statistical tables and listings which accompany the report. This audit will include a review of all sections for format consistency and table of contents cross-reference. In addition, text and figures will be verified against the verified tables/listings and any typographical and grammatical errors that are noted. This audit is performed on the final version, following incorporation of Cubist's comments. Omnicare Clinical Research's CQA Department will oversee these activities to ensure quality as part of this service deliverable.

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*Confidential treatment requested: Material has been omitted and filed with the Commission.

o  FINANCIAL CONSIDERATIONS

o  ESTIMATED NORTH AMERICAN BUDGET

   [     ]*

*Confidential treatment requested: Material has been omitted and filed with the Commission.

o  ESTIMATED INTERNATIONAL BUDGET

   [      ]*

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*Confidential treatment requested: Material has been omitted and filed with the Commission.

C. PAYMENT SCHEDULES

    1. INVOICING PROCESS FOR SERVICE FEES

Omnicare Clinical Research maintains a project accounting system, whereby all direct project costs (service or pass-through expenses) are coded by project.

An initial payment of [ ]* representing approximately [ ]* of the estimated service fees, is due and payable upon execution of this Exhibit E. Subsequent payments shall be made monthly, based on Project progress and upon submission of an invoice to Cubist by Omnicare Clinical Research. The subsequent invoices shall be reduced by a prorated portion from the initial payment such that the initial payment is applied evenly over the term of the Project. All payments shall be processed within [ ]* days. If any payment of service fees or pass through expenses is late by more than [ ]* days, such payment shall be subject to a penalty fee of [ ]* per month of the outstanding balance.

    2. PASS THROUGH EXPENSE INVOICING

Grant Payments - Omnicare Clinical Research will invoice [ ]* days in advance of grant payments due investigators based on estimates.

Omnicare Clinical Research requires payment from Cubist at least [ ]* days in advance of the actual payment to investigators. Payments to investigators will not be released until payments are received by Omnicare Clinical Research from Cubist. Upon Cubist's request, Omnicare Clinical Research agrees to deposit payments from Cubist into a non-interest bearing bank account. Omnicare Clinical Research shall draw upon such account to make the investigator payments. Any remaining funds in the account will be returned to Cubist after the termination of the study, as soon as all contracted obligations to the investigators have been satisfied.

In the event payments from Cubist are insufficient to cover the payments to investigators, Cubist will promptly advance funds to Omnicare Clinical Research for the amount of grant payments required.

Omnicare Clinical Research's project accounting system is able to capture and categorize in summary the following key pass-through expenses related to Cubist's Project:

o Travel
o Delivery fees
o CRF and other printing costs

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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All other Project related expenses that are not related to service fees and any additional detail to support pass-through costs will be provided on a fee basis.

    3. ANNUAL PRICE INCREASE

Notwithstanding anything contained herein to the contrary, the estimated Service Fees set forth in this Exhibit E shall remain in effect for the longer of (a) [ ]* from the date hereof, or (b) [ ]* following the date hereof. Thereafter, Omnicare Clinical Research reserves the right to increase the price of the remaining Services under this Exhibit E as of each January 1; such increases shall not exceed the [ ]*.

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*Confidential treatment requested: Material has been omitted and filed with the Commission.

VI. SIGNATORY AUTHORITY

The "parties acknowledge and agree that Cubist has authorized Omnicare Clinical Research to execute all Clinical Study Agreements with investigators in the Project on behalf of Cubist. Cubist understands and acknowledges that it will be bound by the terms of the investigator agreements.

ACCEPTANCE

The terms and conditions of the Master Agreement govern this Exhibit E and such document is incorporated herein by reference as if fully set forth herein.

BY AND BETWEEN:

Cubist Pharmaceuticals, Inc.                  Omnicare Clinical Research, Inc.

BY:  /s/ MICHAEL DEBRUIN, M.D.                BY:  /s/ DALE B. EVANS
    --------------------------                     -----------------

Name: Michael DeBruin                         Name:  Dale B. Evans

Title: VP Clinical Research                   Title:  President

Dated: October 12, 2000                       Date:  October 17, 2000